UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________

FORM 8-K

___________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

___________________________________

June 17, 2005

Date of Report

June 16, 2005

Date of Earliest Event Reported

TELEWEST GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50886 (Commission File Number)	59-3778247 (I.R.S. Employer Identification No.)

160 Great Portland Street

London W1W 5QA, United Kingdom

(Address of principal executive offices)

+44-20-7299-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 16, 2005, Telewest Global, Inc. (the “Company”) and Barry Elson, its Acting Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Elson’s Employment Agreement, dated as of July 19, 2004 and filed with the U.S. Securities and Exchange Commission on April 12, 2005 (the “Employment Agreement”). Pursuant to the Amendment, the Company and Mr. Elson have agreed that the Employment Agreement will remain in effect, and that, notwithstanding Section 1 of the Employment Agreement, Mr. Elson will continue to serve as the Acting Chief Executive Officer of the Company until termination of Mr. Elson’s employment by the Company or Mr. Elson in accordance with the terms of Section 6(a) of the Employment Agreement. If Mr. Elson’s employment is terminated by Mr. Elson for any reason and, on the date Mr. Elson gives notice of the termination, the Company has not offered to appoint Mr. Elson as permanent Chief Executive Officer on substantially the same terms and conditions as set forth in the Employment Agreement, then Mr. Elson will be entitled to the payments and benefits set forth in Section 7(b) of the Employment Agreement. In addition, for avoidance of doubt, the Amendment clarifies that, during his period of employment with the Company, Mr. Elson will continue to become vested in the equity awards currently held by him.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2005

TELEWEST GLOBAL, INC.

By:	/s/ Clive Burns
Name: Clive Burns
Title: Company Secretary